CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27429 and No. 33-88430) of Associated Estates Realty Corporation of our report dated March 7, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Cleveland, Ohio

March 14, 2000